Exhibit 8.1

SUBSIDIARIES OF YANDEX N.V.

Name of Subsidiary(1)	Jurisdiction of Organization
YANDEX LLC	Russia
Autopark Laboratory LLC	Russia
BelGo Corp LLC	Belarus
Charitable foundation «Help is near»	Russia
Clinic Yandex.Health LLC	Russia
Edadil LLC	Russia
Edadil Promo LLC	Russia
Food Party LLC	Russia
GIS Technologies LLC	Russia
INO CPE SDA	Russia
K50 LLC	Russia
Kinopoisk LLC	Russia
MLU Africa B.V.	The Netherlands
MLU B.V. (3)	The Netherlands
MLU Europe B.V.	The Netherlands
NAPA LLC	Russia
Opteum LLC	Russia
Spb Software Limited	Hong Kong
Telesystems LLC	Russia
UBER AZERBAIJAN LLC	Azerbaijan
Uber ML B.V.	The Netherlands
Uber ML Holdco B.V.	The Netherlands
Uber Systems Bel LLC	Belarus
Yandex Advertising LLC	Belarus
Yandex Advertising Services LC	Turkey
Yandex Auto.ru AG	Switzerland
Yandex DC LLC	Russia
Yandex DC Vladimir LLC	Russia
Yandex E-commerce Limited	Hong Kong
Yandex Europe AG	Switzerland
Yandex Europe B.V.	The Netherlands
Yandex Inc.	USA
Yandex Information Technology Co., Ltd.	China
Yandex Media Services B.V.	The Netherlands
Yandex Oy	Finland
Yandex Self Driving B.V.	The Netherlands
Yandex Self Driving Group B.V. (4)	The Netherlands
Yandex Self Driving Group inc.	USA
Yandex Self Driving Group LLC	Russia
Yandex Self Driving Holding B.V.	The Netherlands
Yandex Services AG	Switzerland
Yandex.Carsharing LLC	Russia

Yandex.Classifieds Holding B.V.	The Netherlands
Yandex.Classifieds LLC	Russia
Yandex.Classifieds Technology LLC	Russia
Yandex.Cloud LLC	Russia
Yandex.Drive LLC	Russia
Yandex.Food LLC	Russia
Yandex.Fuel LLC	Russia
YANDEX.GO ISRAEL Ltd.	Israel
Yandex.Go S.R.L.	Romania
YANDEX.ISRAEL Ltd.	Israel
Yandex.Kazakhstan LLP	Kazakhstan
Yandex.Lavka LLC	Russia
Yandex.Logistics LLC	Russia
Yandex.Market B.V.	The Netherlands
Yandex.Market Lab LLC	Russia
Yandex.Market LLC	Russia
Yandex.Medialab LLC	Russia
Yandex.Mediaservices LLC	Russia
Yandex.OFD LLC	Russia
Yandex.Probki LLC (2)	Russia
Yandex.Prosveshcheniye LLC	Russia
Yandex.Studio LLC	Russia
Yandex.Taxi AM LLC	Armenia
Yandex.Taxi B.V.	The Netherlands
Yandex.Taxi Corp LLP	Kazakhstan
Yandex.Taxi Corp. AM LLC	Armenia
Yandex.Taxi Holding B.V.	The Netherlands
Yandex.Taxi Kazakhstan LLP	Kazakhstan
Yandex.Taxi LLC	Russia
Yandex.Taxi Technology LLC	Russia
Yandex.Taxi Ukraine LLC	Ukraine
Yandex.Technologies LLC	Russia
Yandex.Technology GmbH	Germany
Yandex.Telecom LLC	Russia
Yandex.Testing LLC	Russia
Yandex.Ukraine LLC (2)	Ukraine
YandexBel LLC	Belarus
Zen.Platform LLC	Russia
Znanie Company Ltd	Cyprus
Znanie Development Company Ltd	Cyprus
Znanie LLC	Russia

(1) Directly or indirectly held

(2) Yandex N.V. owns a 99.9% interest

(3) Yandex N.V. owns a 61.7% interest

(4) Yandex N.V. owns a 72.8% interest

(5) Yandex N.V. owns a 90.0% interest